UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. 1)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material Pursuant to §240.14a-12

CLOUDASTRUCTURE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of the Filing Fee (Check the appropriate box):

☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Explanatory Note

This Amendment No. 1 to the proxy statement of Cloudastructure, Inc. (the “Company”) filed on July 22, 2025 (the “Proxy Statement”) is being filed to correct the number of issued and outstanding shares of the Company’s Class A Common Stock (the “Class A Shares”) set forth in the Proxy Statement. As of the July 9, 2025 record date (the “Record Date”) for the Company’s 2025 Annual Meeting of Stockholders to be held Friday, September 5, 2025, there were 17,758,442 Class A Shares issued and outstanding.

This correction to the number of issued and outstanding Class A Shares also impacts the number of Class A Shares deemed beneficially owned by Streeterville Capital, LLC set forth in the table under the heading “Security Ownership of Certain Beneficial Owners.” As of the Record Date, Streeterville Capital, LLC was deemed to have beneficial ownership of 895,907 Class A Shares.

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